EXHIBIT 99.1

Plug Power Announces Second Quarter 2009 Financial Results

LATHAM, N.Y., July 28, 2009 (GLOBE NEWSWIRE) -- Plug Power Inc. (Nasdaq:PLUG), a leader in providing clean, reliable energy solutions, today provided a progress update and reported its financial results for the second quarter of 2009.

Plug Power adjusted the first two of its 2009 milestones during its first quarter progress update. The Company's milestones remain:

 * Secure 1,000 orders consisting of both GenDrive(tm) and GenSys(r)
   fuel cell units
 * Contain net cash used for operating expenses to the range of
   $38-42 million for the full year
 * Release the GenDrive class 2 product in the fourth quarter, broadening the GenDrive product portfolio
 * Announce path and timeline to profitability in the fourth quarter

During the quarter, Plug Power reached an agreement with Wireless TT Info Services Limited (WTTIL), the tower arm of Tata Teleservices Limited (TTSL). This agreement is for the purchase, installation and maintenance of 200 GenSys prime power fuel cell units to be installed at cell towers in India.

"This order is a significant step towards becoming the premier telecommunications fuel cell supplier in India," said Andy Marsh, Plug Power's CEO. "The value proposition of GenSys reduces the operating costs for service providers. And, we believe this solution will be a critical component in building out the Indian rural infrastructure."

Marsh continued, "In the second half of the year, we expect to finalize negotiations for our GenDrive product with a number of major food distributors and retailers, for both newly-built and existing facilities. We are confident that our sales projections will be met in 2009."

Financial Results

Revenue for the second quarter of 2009 was $3.2 million. This compares with revenue in the same period of 2008 of $4.8 million.

Net loss for the second quarter of 2009 was $10.3 million, or $0.08 per share on a basic and diluted basis. This compares with a net loss of $22.9 million, or $0.26 per share, for the second quarter of 2008.

Product Orders, Shipments and Backlog

Total (GenDrive, GenSys and GenCore(r)) product orders for the quarter were 255 units; shipments in the second quarter were 13 units. Total product backlog at June 30, 2009 was 526 units.

Revenue

Product and service revenue was $1.3 million for the second quarter of 2009, and research and development (R&D) contract revenue was $1.9 million for the quarter. These amounts compare to $1.1 million of product and service revenue and $3.7 million of R&D contract revenue for the second quarter of 2008.

Deferred product and service revenue at June 30, 2009 was $3.8 million. This compares to $4.4 million at June 30, 2008. Plug Power defers recognition of product and service revenue and recognizes revenue on a straight-line basis over the service period of each sold system. Accordingly, Plug Power expects to recognize the deferred product and service revenue over future periods as service commitments are fulfilled.

Operational Results

Total cost of revenue for the second quarter of 2009 was $4.5 million, comprised of $1.8 million for product and service cost of revenue and $2.7 million for R&D contract cost of revenue. This compares to total cost of revenue of $8.6 million in the second quarter of 2008, which was comprised of $2.8 million of costs of product and service revenue and $5.8 million of cost of R&D contract revenue.

R&D expenses for the second quarter of 2009 were $4.0 million compared with $8.9 million for the second quarter of 2008.

Selling, general and administrative (SG&A) expenses were $4.5 million for the second quarter of 2009 compared with $8.4 million for the same period in 2008. Additionally, $0.5 million was expensed for amortization of intangible assets during the quarter compared to $0.6 million for the second quarter of 2008.

Cash and Liquidity

Net cash used in operating activities for the second quarter of 2009 was $8.5 million. On June 30, 2009, Plug Power had cash, cash equivalents and available-for-sale securities of $80.0 million and net working capital of $72.9 million, compared with $127.9 million and $124.7 million, respectively, at June 30, 2008.

Conference Call

Plug Power has scheduled a conference call today at 10:00 am ET to review the Company's results for the second quarter of 2009. Interested parties are invited to listen to the conference call by calling 877.407.8291, 201.689.8345 for international participants.

The webcast can be accessed by going directly to the Plug Power Web site (www.plugpower.com) and selecting the conference call link on the home page. A playback of the call will be available online for a period following the call.

About Plug Power Inc.

Plug Power Inc. (Nasdaq:PLUG), an established leader in the development and deployment of clean, reliable energy solutions, integrates fuel cell technology into motive and continuous power products. The Company is actively engaged with private and public customers in targeted markets throughout the world. For more information about how to join Plug Power's energy revolution as an investor, customer, supplier or strategic partner, please visit www.plugpower.com.

The Plug Power Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4446

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our growth plan. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; Plug Power's ability to develop commercially viable energy products; the cost and timing of developing Plug Power's energy products; market acceptance of Plug Power's energy products; Plug Power's ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power's energy products; Plug Power's ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of fuel and fueling infrastructures for Plug Power's energy products; Plug Power's ability to protect its Intellectual Property; Plug Power's ability to lower the cost of its energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power's energy products; and other risks and uncertainties discussed under "Item IA-Risk Factors" in Plug Power's annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission ("SEC") on March 16, 2009, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this communication.

  Plug Power Inc.
  Financial Highlights

 Balance Sheets (Dollars in thousands):
 --------------------------------------
 (unaudited)
                                                    June 30,  Dec. 31,
                                                      2009      2008
                                                    --------  --------
  Assets
  Current assets:
   Cash and cash equivalents                        $ 24,991  $ 80,845
   Trading securities - auction rate debt securities  56,089    52,651
   Available-for-sale securities                      54,970    23,844
   Accounts receivable                                 1,294     2,151
   Inventory                                           6,748     6,264
   Prepaid expenses and other current assets           1,709     2,351
                                                    --------  --------

    Total current assets                             145,801   168,106

  Restricted cash                                      1,764        --
  Property, plant and equipment, net                  15,838    17,770
  Investment in leased property                        2,380        --
  Auction rate debt securities repurchase agreement    6,660    10,224
  Intangible assets, net                              12,213    12,843
  Other assets                                             1       169
                                                    --------  --------
    Total assets                                    $184,657  $209,112
                                                    ========  ========

  Liabilities and Stockholders' Equity
  Current liabilities:
   Accounts payable                                 $    907  $  3,275
   Accrued expenses                                    4,672     9,945
   Borrowings under line of credit                    62,750    62,875
   Current portion long term debt                        290        --
   Deferred revenue                                    3,835     5,426
   Other current liabilities                             475       414
                                                    --------  --------

    Total current liabilities                         72,929    81,935

   Long term debt                                      1,293        --
   Other liabilities                                   1,429     1,313
                                                    --------  --------

    Total liabilities                                 75,651    83,248

  Stockholders' equity                               109,006   125,864

                                                    --------  --------
    Total liabilities and stockholders' equity      $184,657  $209,112
                                                    ========  ========

 Statements of Operations
  (Dollars in thousands):       Three months ended   Six months ended
 ------------------------            June 30,           June 30,
 (unaudited)                    ------------------  ------------------
                                  2009      2008      2009      2008
                                --------  --------  --------  --------
 Revenue
  Product and service revenue   $  1,285  $  1,130  $  2,568  $  1,981
  Research and development
   contract revenue                1,936     3,703     3,275     6,589
                                --------  --------  --------  --------
   Total revenue                   3,221     4,833     5,843     8,570

 Cost of revenue and expenses
  Cost of product and
   service revenue              $  1,748  $  2,827  $  2,232  $  4,465
  Cost of research and
   development contract revenue    2,728     5,758     4,948    10,732
  Research and development
   expense                         3,958     8,858     8,422    18,894
  Selling, general and
   administrative expense          4,454     8,422     7,693    14,883
  Amortization of intangible
   assets                            525       573     1,031     1,148
                                --------  --------  --------  --------

   Operating loss                (10,192)  (21,605)  (18,483)  (41,552)

  Interest and other income and
   net realized gains (losses)
   from available-for-sale
   securities                        260       657       690     2,778
  Change in fair value of
   auction rate securities
   repurchase agreement             (514)       --    (3,564)       --
  Net gains (losses) on trading
   securities                        514        --     3,564        --
  Impairment loss on
   available-for-sale securities      --    (1,698)       --    (4,493)
  Interest and other expense and
   foreign currency gain (loss)     (318)     (221)     (614)     (327)
                                --------  --------  --------  --------

   Net loss                     $(10,250) $(22,867) $(18,407) $(43,594)
                                ========  ========  ========  ========

 Loss per share: Basic
   and diluted                  $  (0.08) $  (0.26) $  (0.14) $  (0.49)
                                ========  ========  ========  ========

 Weighted average number of
  common shares outstanding      129,044    88,148   128,760    88,109
                                ========  ========  ========  ========

CONTACT: Plug Power Inc.
         Media Contact:
         Katrina Fritz Intwala
           (518) 782-7700 ext. 1360
         Investor Relations Contact:
         Cathy Yudzevich
           (518) 782-7700 ext. 1448